Exhibit 99.1

INDUSTRIAL INCOME TRUST INC.

PRO FORMA FINANCIAL INFORMATION

(Unaudited)

The following unaudited pro forma consolidated statement of operations has been prepared to provide information with regard to real estate acquisition and financing transactions as if they occurred on January 1, 2013, and should be read in conjunction with the Annual Report on Form 10-K for the year ended December 31, 2013 of Industrial Income Trust Inc. (the “Company”), as filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2014.

On September 17, 2013, the Company acquired its joint venture partner’s 49% equity interest in the IIT North American Industrial Fund I Limited Partnership, which included 31 industrial buildings aggregating approximately 7.2 million square feet (collectively, the “Fund I Partnership”). The buildings are located in the markets of Portland, Oregon; San Francisco, California; Southern California; Phoenix, Arizona; Dallas, Texas; Chicago, Illinois; and Baltimore, Maryland. The total aggregate purchase price for the equity interest was approximately $129.6 million and the Company assumed the Fund I Partnership’s debt in the amount of approximately $241.3 million.

The Company entered into the following financing transactions prior to December 31, 2013, which are included in the Company’s audited historical consolidated balance sheet as of December 31, 2013: $125.2 million line of credit borrowings secured by 18 of the 31 buildings in the Fund I Partnership that was assumed on September 17, 2013; and $116.1 million mortgage note payable secured by 12 of the 31 buildings in the Fund I Partnership that was assumed on September 17, 2013.

The unaudited pro forma consolidated statement of operations has been prepared by the Company’s management based upon the Company’s historical financial statements, certain historical financial information of the acquired properties, and certain purchase accounting entries of the acquired properties. The pro forma adjustments may not be indicative of the results that actually would have occurred if these transactions had been in effect on the dates indicated, nor do they purport to represent our future financial results. The unaudited pro forma consolidated statement of operations does not contemplate certain amounts that are not readily determinable, such as additional general and administrative expenses that are probable, or interest income that would have been earned on cash balances.

INDUSTRIAL INCOME TRUST INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(Unaudited)

(in thousands, except per share data)	Company Historical (1)	Acquisitions	Pro Forma Adjustments	Consolidated Pro Forma
Revenues:
Rental revenues	$249,852	$21,414	(2)	$179	(4)	$271,445

Total revenues	249,852	21,414	179	271,445
Operating expenses:
Rental expenses	64,021	5,974	(3)	—	69,995
Real estate-related depreciation and amortization	121,339	—	11,796	(5)	133,135
General and administrative expenses	6,882	—	—	6,882
Asset management fees, related party	23,063	—	2,578	(6)	25,641
Acquisition-related expenses, related party	11,477	—	(2,514	)(7)	8,963
Acquisition-related expenses	12,912	—	—	12,912

Total operating expenses	239,694	5,974	11,860	257,528
Operating income (loss)	10,158	15,440	(11,681)	13,917
Other income (expenses):
Equity in loss of unconsolidated joint ventures	(2,866)	—	2,805	(8)	(61)
Interest expense and other	(50,898)	(5,497	)(9)	—	(56,395)
Gain on acquisition of joint venture	26,481	—	(26,481	)(8)	—
Incentive fee from acquisition of joint venture	1,985	—	(1,985	)(8)	—

Total other income (expenses)	(25,298)	(5,497)	(25,661)	(56,456)
Net income (loss)	(15,140)	9,943	(37,342)	(42,539)
Net income (loss) attributable to noncontrolling interests	—	—	—	—

Net income (loss) attributable to common stockholders	$(15,140)	$9,943	$(37,342)	$(42,539)

Weighted-average shares outstanding	179,619	208,354	(10)

Net loss per common share - basic and diluted	$(0.08)	$(0.20)

The accompanying notes are an integral part of this pro forma consolidated financial statement.

INDUSTRIAL INCOME TRUST INC.

NOTES TO THE PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(Unaudited)

(1)	Reflects the Company’s historical consolidated statement of operations for the year ended December 31, 2013. Refer to the Company’s audited historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K, filed with the SEC on February 19, 2014.

(2)	The table below sets forth the incremental impact of rental revenue of the properties acquired by the Company based on the historical operations of such properties for the periods prior to acquisition. The incremental rental revenue is determined based on the acquired properties’ historical rental revenue and the purchase accounting entries and includes: (i) the incremental base rent adjustments calculated based on the terms of the acquired leases and presented on a straight-line basis; and (ii) the incremental reimbursement and other revenue adjustments, which consist primarily of rental expense recoveries, and are determined based on the acquired customer’s historical reimbursement and other revenue. The incremental straight-line rent adjustment resulted in an increase to rental revenue of approximately $1.9 million for the year ended December 31, 2013.

	For the Year Ended December 31, 2013
(dollars in thousands)	Incremental Rental Revenue	Incremental Reimbursement Revenue
Fund I Partnership	$17,250	$4,164

(3)	The table below sets forth the incremental impact of rental expense of the properties acquired by the Company based on the historical operations of such properties for the periods prior to acquisition. The incremental rental expense adjustment is determined based on the acquired properties’ historical operating expenses, insurance expense, and property management fees.

	For the Year Ended December 31, 2013
(dollars in thousands)	Incremental Rental Expense	Incremental Real Estate Taxes
Fund I Partnership	$2,524	$3,450

(4)	Reflects the incremental impact of rental revenue of the properties acquired by the Company, which includes the adjustments to reflect rents at market, as determined in purchase accounting, that consists of above-market lease assets, which are amortized over the remaining lease term, and below-market lease liabilities, which are amortized over the remaining lease term, plus any below-market fixed-rate renewal option periods.

(5)	Reflects the incremental depreciation and amortization expense of the properties acquired by the Company. Pursuant to the purchase price allocations, the amounts allocated to buildings are depreciated on a straight-line basis over a period of 20 to 40 years and the amounts allocated to intangible in-place lease assets are amortized on a straight-line basis over the lease term.

(6)	Asset management fees were calculated as though the properties acquired by the Company had been managed by Industrial Income Advisors, LLC, the Company’s Advisor, since January 1, 2013. The asset management fee consists of a monthly fee of one-twelfth of 0.80% of the aggregate cost (including debt, whether borrowed or assumed), before non-cash reserves and depreciation, of each real property asset within the Company’s portfolio.

(7)	Reflects the acquisition costs incurred by the Company related to the Fund I Partnership acquisition that have been excluded from the presentation of the pro forma consolidated statement of operations, as these costs were directly attributable to this acquisition transaction and are not recurring in nature.

(8)	The amount of equity in loss of unconsolidated joint ventures that was directly attributable to the Fund I Partnership has been excluded from the presentation of the pro forma consolidated statement of operations, as it is not recurring in nature. In addition, the gain on acquisition of joint venture and incentive fee from acquisition of joint venture were both directly attributable to the Fund I Partnership acquisition transaction and have been excluded from the presentation of the pro forma statements of operations, as they also are not recurring in nature.

(9)	The following table sets forth the incremental interest expense calculated based on the actual terms of the secured line of credit and mortgage notes payable incurred in conjunction with the Fund I Partnership acquisition transaction as if these financings were outstanding as of January 1, 2013:

					Estimated Incremental Interest Expense
(dollars in thousands)	Assumed Date	Maturity Date	Interest Rate	Amount Financed	For the Year Ended December 31, 2013
Fund I Partnership - line of credit	September 17, 2013	January 31, 2017	2.32%	125,225	2,038
Fund I Partnership - mortgage notes	September 17, 2013	September 1, 2018	4.25%	116,055	3,459

Total				$241,280	$5,497

(10)	The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2013 were calculated to reflect all shares sold through February 28, 2014 as if they had been issued on January 1, 2013.

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